EXHIBIT 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. § 1350)

Each of the undersigned officers of Rich Uncles Real Estate Investment Trust I (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

(i)	the accompanying Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HAROLD HOFER
	Name:	Harold Hofer
	Title:	Chief Executive Officer (Principal Executive Officer)

/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
Date: August 13, 2018	Title:	Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except to the extent the Company specifically incorporates this certification by reference.